Exhibit 21.1

USF HOLDING CORP.

COMPANY AND SUBSIDIARY COMPANY INFORMATION

ENTITY NAME:	STATE AND COUNTRY OF INCORPORATION:	CITY AND STATE OF PRINCIPAL OFFICE:
USF Holding Corp.	Delaware, United States	Rosemont, Illinois

US Foods, Inc.	Delaware, United States	Rosemont, Illinois

Trans-Porte, Inc.	Delaware, United States	Rosemont, Illinois

RS Funding Inc.	Nevada, United States	Rosemont, Illinois

USF Shares, Inc.	Delaware, United States	Rosemont, Illinois

E & H Distributing, LLC	Nevada, United States	Rosemont, Illinois

US Foods Culinary Equipment & Supplies, LLC	Delaware, United States	Rosemont, Illinois

USF Shared Services, LLC	Delaware, United States	Rosemont, Illinois

Great North Imports, LLC	Delaware, United States	Rosemont, Illinois

USF Propco I, LLC	Delaware, United States	Rosemont, Illinois

USF Propco II, LLC	Delaware, United States	Rosemont, Illinois

USF Propco Mezz A, LLC	Delaware, United States	Rosemont, Illinois

USF Propco Mezz B, LLC	Delaware, United States	Rosemont, Illinois

USF Propco Mezz C, LLC	Delaware, United States	Rosemont, Illinois

Atlanta Land L.K.E., LLC	Delaware, United States	Rosemont, Illinois

Jackson L.K.E., LLC	Delaware, United States	Rosemont, Illinois

Paris L.K.E., LLC	Delaware, United States	Rosemont, Illinois